PATRIOT TRANSPORTATION HOLDING, INC./NEWS
Contact:    John D. Milton, Jr.
 	    Chief Financial Officer	 904/396-5733

PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES RESULTS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF FISCAL YEAR 2013.


Jacksonville, Florida; August 7, 2013 - Patriot Transportation Holding, Inc. (NASDAQ-PATR) reported net income of $3,002,000 or $.31 per diluted share in the third quarter of fiscal 2013, an increase of $318,000 or 11.8% compared to net income of $2,684,000 or $.28 per diluted share in the same period last year. The third quarter of fiscal 2013 was unfavorably impacted by interest expense which included $342,000 after income taxes related to a mortgage prepayment of $7,281,000 of principal. Net income for the first nine months of fiscal 2013 was $8,396,000 or $.88 per diluted share, an increase of $1,945,000 or 30.2% compared to net income of $6,451,000 or $.68 per diluted share for the same period last year.

Third Quarter Operating Results. For the third quarter of fiscal 2013, consolidated revenues were $35,708,000, an increase of $2,678,000 or 8.1% over the same quarter last year.

Transportation segment revenues were $28,794,000 in the third quarter of 2013, an increase of $1,887,000 over the same quarter last year. Revenue miles in the current quarter were up 6.6% compared to the third quarter of fiscal 2012 due to business growth and a longer average haul length. Revenue per mile increased .7% over the same quarter last year due to rate increases partially offset by lower fuel surcharges and a longer average haul length. Fuel surcharge revenue decreased $108,000 due to the lower cost of fuel. The average price paid per gallon of diesel fuel decreased by $.09 over the same quarter in fiscal 2012. There is a time lag between changes in fuel prices and surcharges and often fuel costs change more rapidly than the market indexes used to determine fuel surcharges. Excluding fuel surcharges, revenue per mile increased 2.4% over the same quarter last year.

Mining royalty land segment revenues for the third quarter of fiscal 2013 were $1,299,000, an increase of $198,000 or 18.0% over the same quarter last year due to royalties on a new property purchased in May 2012 along with a shift in production at two locations increasing the share of mining on property owned by the Company.

Developed property rentals segment revenues for the third quarter of fiscal 2013 were $5,615,000, an increase of $593,000 or 11.8% due to higher occupancy and revenue on the 117,600 square foot build to suit building completed and occupied during the quarter ending March 2013. Occupancy at June 30, 2013 was 89.9% as compared to 87.0% at June 30, 2012.




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200 W. Forsyth St., 7th Floor / Jacksonville, Florida 32202 / (904) 396-5733


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Consolidated operating profit was $6,070,000 in the third quarter of fiscal
2013, an increase of $1,179,000 or 24.1% compared to $4,891,000 in the same period last year. Operating profit in the transportation segment increased $821,000 or 35.9% due to the increase in miles driven, lower health insurance claims and higher gains on sales of equipment. Operating profit in the mining royalty land segment increased $186,000 or 23.4% due to royalties on a new property purchased in May 2012 along with a shift in production at two locations increasing the share of mining on property owned by the Company partially offset by higher professional fees and maintenance expenses. Operating profit in the Developed property rentals segment increased $282,000 or 14.8% due to higher occupancy, the 117,600 square foot build to suit building completed and occupied during the second quarter, and lower maintenance expenses partially offset by higher property taxes and professional fees. Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $204,000 in the third quarter of fiscal 2013, an increase of $110,000 compared to the same period last year.

Interest expense increased $600,000 over the same quarter last year due to accelerated prepayment on long-term debt and lower capitalized interest partially offset by declining mortgage principal balance. On June 3, 2013 the Company prepaid the $7,281,000 remaining principal balance on a 6.12% mortgage under an early prepayment provision the note allowed after 7.5 years. The $561,000 cost of the prepayment included a penalty of $386,000 and the remaining deferred loan costs of $175,000. The amount of interest capitalized on real estate projects under development was $166,000 lower than the same quarter in fiscal 2012 primarily due to the completion of Patriot Business Park's horizontal development.

Nine Months Operating Results. For the first nine months of fiscal 2013, consolidated revenues were $102,633,000, an increase of $7,918,000 or 8.4% over the same period last year.

Transportation segment revenues were $82,609,000 in the first nine months of 2013, an increase of $5,412,000 over the same period last year. Revenue miles in the first nine months of fiscal 2013 were up 5.1% compared to the first nine months of fiscal 2012 due to business growth and a slightly longer average haul length. Revenue per mile increased 1.7% over the same period last year due to rate increases. Fuel surcharge revenue decreased $61,000 due to changes to certain customer rates to incorporate fuel surcharges into base rates. The average price paid per gallon of diesel fuel increased by $.02 or .7% over the same period in fiscal 2012. There is a time lag between changes in fuel prices and surcharges and often fuel costs change more rapidly than the market indexes used to determine fuel surcharges. Excluding fuel surcharges, revenue per mile increased 3.7% over the same period last year.

Mining royalty land segment revenues for the first nine months of fiscal 2013 were $3,874,000, an increase of $771,000 or 24.8% over the same period last year due to royalties on a new property purchased in May 2012 along with a shift in production at two locations increasing the share of mining on property owned by the Company partially offset by lower timber sales.

Developed property rentals segment revenues for the first nine months of fiscal 2013 were $16,150,000, an increase of $1,735,000 or 12.0% due to higher occupancy and revenue on a 117,600 square foot build to suit building completed and occupied during the period. Occupancy at June 30, 2013 was 89.9% as compared to 87.0% at June 30, 2012.




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Consolidated operating profit was $14,786,000 in the first nine months of fiscal 2013, an increase of $3,237,000 or 28.0% compared to $11,549,000 in the same period last year. Operating profit in the transportation segment increased $1,306,000 or 23.7% due to incremental profits on increased revenue and higher gains on equipment sales partially offset by higher accident costs, increased vehicle repair costs, increased site maintenance, and increased sales, general and administrative expenses. Operating profit in the mining royalty land segment increased $749,000 or 34.4% due to royalties on a new property purchased in May 2012 along with a shift in production at two locations increasing the share of mining on property owned by the Company partially offset by increased corporate expense allocation and lower timber sales. Operating profit in the Developed property rentals segment increased $1,373,000 or 28.6% due to higher occupancy, the 117,600 square foot build to suit building completed and occupied during the period, reduced severance costs, and lower maintenance costs partially offset by higher property taxes. Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $1,136,000 in the first nine months of fiscal 2013, an increase of $191,000 compared to the same period last year.

Gain on investment land sold for the first nine months of fiscal 2013 includes a gain on the sale of the developed property rentals Commonwealth property of $1,116,000 before income taxes. The book value of the property was $723,000.

The first nine months of fiscal 2012 includes a gain of $1,039,000 on the receipt of non-refundable deposits related to the termination of an agreement to sell the Company's Windlass Run Residential property.

Interest expense increased $10,000 over the same period last year due accelerated prepayment on long-term debt mostly offset by higher capitalized interest and declining mortgage principal balance. On June 3, 2013 the Company prepaid the $7,281,000 remaining principal balance on a 6.12% mortgage under an early prepayment provision the note allowed after
7.5 years. The $561,000 cost of the prepayment included a penalty of $386,000 and the remaining deferred loan costs of $175,000. The amount of interest capitalized on real estate projects under development was $264,000 higher than the same period in fiscal 2012 primarily due to resumed development of Patriot Business Park in April 2012.

Summary and Outlook. Transportation segment miles for this year were 5.1% higher than last year. The Company continues to succeed in adding drivers and customers and anticipates increasing segment miles during the balance of fiscal 2013.

Developed property rentals occupancy has increased from 87.0% to 89.9% over June 30, 2012 as the market for new tenants has improved and traffic for vacant space has increased. Occupancy at June 30, 2013 and 2012 included 77,456 square feet or 2.3% and 104,226 square feet or 3.4% respectively for temporary leases under a less than full market lease rate. The Company resumed development of Patriot Business Park in April 2012 due to two developments. In February 2012, the Company signed an agreement to sell
15.18 acres of land at the site for a purchase price of $4,774,577 and the sale was completed in July 2013. The Company also entered into a build to suit lease signed in April 2012, for a 117,600 square foot building which was completed and occupied during the quarter ending March 31, 2013.




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In May 2013, the Company entered into a second build to suit lease, with the same tenant as the first, for a 125,500 square foot building which is currently under construction.

On June 20, 2013 the Company purchased, through a qualified intermediary, Transit Business Park in Baltimore, Maryland which consists of 5 buildings on 14.5 acres totaling 232,318 square feet which were 87.9% occupied (including 6.4% for temporary leases and 7.1% for holdover tenant). This purchase is planned as a forward 1031 exchange upon the closing of phase 1 of Windlass Run Residential scheduled to close during the fourth quarter of fiscal 2013.

Conference Call.   The Company will also host a conference call on Wednesday
afternoon, August 7, 2013 at 2:00 p.m. (EDT). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-351-4897 (pass code 97481) within the United States. International callers may dial 1-334-323-7224 (pass code 97481). Computer audio is available via the Internet through the Conference America, Inc. website at http://64.202.98.81/conferenceamerica or via the Company's website at http://www.patriottrans.com. If using the Company's website, click on the Investor Relations tab, then select Patriot Transportation Holding, Inc. Conference Stream, next select the appropriate link for the current conference. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-7226. The passcode of the audio replay is 50656930. Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.


Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs; risk insurance markets; demand for flexible warehouse/office facilities; ability to obtain zoning and entitlements necessary for property development; interest rates; levels of mining activity; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

Patriot Transportation Holding, Inc. is engaged in the transportation and real estate businesses. The Company's transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities. The Company's real estate group, comprised of FRP Development Corp. and Florida Rock Properties, Inc., acquires, constructs, leases, operates and manages land and buildings to generate both current cash flows and long-term capital appreciation. The real estate group also owns real estate which is leased under mining royalty agreements or held for investment.




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            PATRIOT TRANSPORTATION HOLDING, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands except per share amounts)
                                (Unaudited)


                                 THREE MONTHS ENDED     NINE MONTHS ENDED
                                      JUNE 30                JUNE 30
                                      -------                -------
                                 2013          2012     2013         2012
                                 ----          ----     ----         ----
Revenues:
Transportation                $28,794	     26,907    82,609      77,197
Mining royalty land             1,299         1,101     3,874	    3,103
Developed property rentals      5,615	      5,022    16,150 	   14,415
                               ------        ------    ------      ------
Total revenues		       35,708	     33,030   102,633	   94,715

Cost of operations:
Transportation                 25,687	     24,621    75,784      71,678
Mining royalty land               319           307       945	      923
Developed property rentals      3,428	      3,117     9,982 	    9,620
Unallocated corporate             204	         94     1,136 	      945
                               ------        ------    ------      ------
Total cost of operations       29,638	     28,139    87,847	   83,166

Operating profit:
Transportation                  3,107	      2,286     6,825       5,519
Mining royalty land               980           794     2,929	    2,180
Developed property rentals      2,187	      1,905     6,168 	    4,795
Unallocated corporate            (204)	        (94)   (1,136) 	     (945)
                               ------        ------    ------      ------
Total operating profit          6,070	      4,891    14,786	   11,549

Gain on termination
  of sale contract                  -	          -         -       1,039
Gain on investment land sold        -             -     1,116	        -
Interest income and other           -	        (10)       37 	       11
Equity in loss of joint
  ventures                        (11)            -      (30)	       (8)
Interest Expense               (1,137)         (537)   (2,145)	   (2,135)
                               ------        ------    ------      ------

Income before income taxes      4,922	      4,344    13,764 	   10,456
Provision for income taxes     (1,920)	     (1,668)   (5,368) 	   (4,016)
                               ------        ------    ------      ------
Income from
 continuing operations          3,002	      2,676     8,396	    6,440

Income from
 discontinued operations, net       -	          8         - 	       11
                               ------        ------    ------      ------

Net income                    $ 3,002	      2,684     8,396       6,451
                               ======        ======    ======      ======

Comprehensive income          $ 3,002	      2,684     8,396       6,451
                               ======        ======    ======      ======

Earnings per common share:
Income from continuing
 operations -
   Basic                         0.31          0.29      0.88	     0.69
   Diluted                       0.31          0.28      0.88	     0.68
Discontinued operations
 (Note 11) -
   Basic                            -             -         -	        -
   Diluted                          -             -         -	        -

Net income - basic               0.31          0.29      0.88	     0.69
Net income - diluted             0.31          0.28      0.88	     0.68

Number of shares (in thousands)
 used in computing:
  -basic earnings per
   common share                 9,549	      9,382     9,511 	    9,341
  -diluted earnings per
   common share                 9,625	      9,482     9,592 	    9,458

See accompanying notes


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